Notice of Guaranteed Delivery

                                       for

                     Tender of Units of Beneficial Interest

                                       of

                               TEL Offshore Trust


        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                       12:00 MIDNIGHT, NEW YORK CITY TIME,
           ON FRIDAY, FEBRUARY 27, 1998, UNLESS THE OFFER IS EXTENDED.

      This Notice of Guaranteed Delivery or a notice substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the Units of beneficial interest (the "Units"), of TEL Offshore Trust, a trust organized under the laws of Texas, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Securities Transfer Corporation (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         SECURITIES TRANSFER CORPORATION
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By Mail:                    By Facsimile:                              By Hand/Overnight Courier:
P.O. Box 701629            (For Eligible Institutions Only)            16910 Dallas Parkway, Suite 100
Dallas, Texas 75370        (972) 248-4797                              Dallas, Texas  75248
Attn:  Stock Transfer      Confirm by Telephone:                       Attn:  Stock Transfer
                           (972) 447-9890
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      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE  TRANSMISSION TO A
NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Units to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the Eligible Institution.

          THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:

      The undersigned hereby tenders to Magnum Hunter Resources, Inc., a Nevada corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 28, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Units indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


Number of Units Tendered:__________         Name(s) of Record  Holder(s) _______

---------------------------------            -----------------------------------
                                                (Please Type or Print)
Certificate Nos. (if available):________    Address(es)_________________________

-----------------------------------         ------------------------------------
Check box below if Units will be                        (Zip Code)
tendered by book-entry transfer:
                                            Area Code and Tel. No.:_____________

          |-|                               Signature(s):_______________________

Account Number:__________________           ____________________________________

Date:_____________________, 1998


                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to be used for signature guarantee)

      The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the above-named person(s) "own(s)" the Units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Units effected hereby complies with Rule 14e-4, and (c) guarantees the delivery to the Depositary of the certificates evidencing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Units, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three American Stock Exchange, Inc. trading days after the date hereof.


Name of Firm:___________________             ___________________________________
                                                    (Authorized Signature)
Address:________________________              Name:  ___________________________

________________________________                    (Please Type or Print)
            (Zip Code)
                                              Title:  __________________________
Area Code and Tel. No. :________
                                              Date:_____________________________

NOTE: DO NOT SEND CERTIFICATES EVIDENCING UNITS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR UNITS SHOULD ONLY BE SENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL.